EXHIBIT C

Form of Letter of Transmittal

LETTER OF TRANSMITTAL

REGARDING INTERESTS IN

AETOS CAPITAL MULTI-STRATEGY ARBITRAGE FUND, LLC

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED AUGUST 29, 2011

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS LETTER OF TRANSMITTAL MUST BE

RECEIVED BY AETOS ALTERNATIVES MANAGEMENT, LLC,

EITHER BY MAIL OR BY FAX, BY 12:00 MIDNIGHT,

NEW YORK TIME, ON SEPTEMBER 30, 2011,

UNLESS THE OFFER IS EXTENDED.

COMPLETE THE LAST PAGE OF THIS LETTER OF TRANSMITTAL AND RETURN

OR DELIVER IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO:

Aetos Alternatives Management, LLC

875 Third Avenue

New York, New York 10022

Attn: Reid Conway

For additional information:

Phone: (212) 201-2500

Fax: (212) 201-2525

Ladies and Gentlemen:

The undersigned hereby tenders to Aetos Capital Multi-Strategy Arbitrage Fund, LLC, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the limited liability company interest in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated August 29, 2011 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constituted the “Offer”). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the limited liability company interest in the Fund or portion thereof tendered hereby pursuant to the Offer.

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The undersigned hereby warrants that the undersigned has full authority to sell the limited liability company interest in the Fund or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the limited liability company interests in the Fund or portions thereof tendered hereby.

Payment of the purchase price for the limited liability company interest in the Fund or portion thereof of the undersigned, as described in Section 6 of the Offer to Purchase, shall be sent to the undersigned at its mailing address as listed in the Fund’s records, unless such investor advises the Fund in writing of a change in its mailing address. The undersigned recognizes that the amount of the payment will be based on the unaudited estimated net asset value as of September 30, 2011 of the limited liability company interest or portion thereof tendered.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

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PLEASE FAX OR MAIL (THIS PAGE ONLY) IN THE

ENCLOSED POSTAGE-PAID ENVELOPE TO:

Aetos Alternatives Management, LLC

875 Third Avenue

New York, New York 10022

Aetos Capital Multi-Strategy Arbitrage Fund, LLC

Attn: Reid Conway

For additional information:

Phone: (212) 201-2500

Fax: (212) 201-2525

PART 1. NAME:

Name of Investor:

Date:

PART 2. AMOUNT OF LIMITED LIABILITY COMPANY INTEREST IN THE FUND TO BE TENDERED:

☐	Entire limited liability company interest.

☐	Portion of limited liability company interest expressed as a specific dollar value. $ .

PART 3. SIGNATURE(S):

For Individual Investors and Joint Tenants:

Signature:
(Signature of Owner(s) Exactly as Appeared on Subscription Agreement/Investor Application)

Joint Tenant Signature:
(If Joint Tenants, Both Must Sign.)	(Signature of Owner(s) exactly as appeared on Subscription Agreement/Investor Application)

For Other Investors:

Signature:

Print Name and Title of Signatory

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